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              VF CORPORATION EXECUTIVE INCENTIVE COMPENSATION PLAN


I.       INTRODUCTION

                 The objective of the Executive Incentive Compensation Plan (the "Plan") is to provide incentive bonus compensation to the most senior members of the management team of VF Corporation (the "Company") upon the achievement of an earnings per share goal previously established for the Company for each fiscal year. The Plan is based on the assumption that providing such incentive bonus compensation to the Company's senior management team will motivate them toward an even greater contribution to the results of the Company.

II.      DEFINITIONS

                 A. EICP COMMITTEE - The members of the Organization and Compensation Committee of the Board of Directors of the Company who are "outside directors" as defined or interpreted for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                 B. PARTICIPANT - An employee designated by the Board of Directors of the Company as an "executive officer" of the Company for purposes of and pursuant to Rule 16a-1(f) of the Securities Exchange Act of 1934.

                 C. PERFORMANCE OBJECTIVE - The Company earnings per share (excluding the effects of extraordinary and nonrecurring items) goal established by the EICP Committee for each Plan Period.

                 D. PLAN PERIOD - The Company's fiscal year, commencing with the 1994 fiscal year.

                 E. RETIREMENT - As used in the Plan, Retirement is defined as withdrawal from the regular workforce and entitlement to early, normal or late retirement benefits, in accordance with the Company's pension plan.

                 F. TARGET INCENTIVE AWARD - The target incentive bonus established by the EICP Committee for a Participant for a Plan Period.

III.     OPERATION OF THE PLAN

                 A. ESTABLISHMENT OF TARGET INCENTIVE AWARDS - No later than 90 days after the commencement of each Plan Period, the EICP Committee will establish in writing a Target Incentive Award for each Participant for such Plan Period.
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                 B.       ESTABLISHMENT OF PERFORMANCE OBJECTIVE - No later
than 90 days after the commencement of each Plan Period, the EICP Committee will establish in writing a range of values for the Performance Objective for such Plan Period. The EICP Committee may establish a range of incentive bonuses from 0% to 150% of the Target Incentive Award for each Participant based on relative percentages of the Performance Objective attained (the "Incentive Awards").

                 C. CALCULATION OF INCENTIVE AWARDS - Incentive Awards will be paid to each Participant by reference to the actual attainment of the Performance Objective relative to the Performance Objective levels established by the EICP Committee for the Plan Period. Notwithstanding the foregoing or any provision of Section IV, the EICP Committee may, in its sole discretion, exercise negative discretion to reduce earned Incentive Awards.

                 D. MAXIMUM INCENTIVE AWARD - Notwithstanding any other provision of the Plan to the contrary, the maximum Incentive Award which may be paid to a Participant for a Plan Period is $1,500,000.

                 E. PAYMENT OF INCENTIVE AWARDS - Payment of Incentive Awards for a Plan Period will be made as soon as practicable following the EICP Committee's certification in writing as to the level of Performance Objective attained for the Plan Period.

IV.      CONTINGENCIES

                 A. EMPLOYMENT TERMINATION - Except as provided in Sections IV.B, IV.C and IV.E regarding permanent disability, death and Retirement, or unless the EICP Committee exercises its discretion under Section IV.D, a Participant who terminates employment voluntarily or who is terminated involuntarily prior to his receipt of an Incentive Award payment under this Plan forfeits all such payments. A Participant who is employed by the Company at the end of a Plan Period shall not be deemed or considered to have accrued any right to or vested in an Incentive Award for the Plan Period.

                 B. PERMANENT DISABILITY - A Participant whose employment with the Company is terminated by reason of permanent disability is eligible to participate in the Plan for the Plan Period in which he becomes permanently disabled. The Incentive Award payment will be calculated as if termination had not occurred, but payment will be prorated according to the Participant's actual length of active service during the Plan Period.

                 C.       DEATH - The estate of a Participant whose employment





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with the Company is terminated by reason of death during a Plan Period is eligible to receive a pro rata share of the Incentive Award payment to which the Participant would have been entitled. The pro rata share will be calculated according to the Participant's actual length of active service during the Plan Period.

                 D. EICP COMMITTEE DISCRETION - The EICP Committee may grant an Incentive Award for a Plan Period to a terminated employee who had been a Plan Participant for part or all of the Plan Period if, in the EICP Committee's judgment, the payment of such Incentive Award would be in the best interest of the Company. Subject to the Committee's negative discretion under
Section III.C above, any such Incentive Award payment will be calculated as if termination had not occurred, but with payment prorated according to the Participant's actual length of active service during the Plan Period.

                 E. RETIREMENT - A Participant whose Retirement occurs prior to the distribution of an Incentive Award for a Plan Period does not forfeit the payment of such Incentive Award. The Incentive Award payment will be calculated as if Retirement had not occurred, but payment will be prorated according to the Participant's actual length of active service during the Plan Period.

V.       ADMINISTRATION

                 The EICP Committee shall have the authority and responsibility for:

                 A.       Interpretation and administration of the Plan.

                 B. Establishment of the Target Incentive Awards and Performance Objective for each Plan Period.

                 C. Certification in writing as to the level of Performance Objective attained for each Plan Period.

                 D. Determination of Incentive Awards and final approval of payments to Participants.

                 E. Determination of permanent disability and Retirement for purposes of the Plan.

                 F. Payment of prorated awards to terminated employees if, in its judgment, the payment of such award would be in the best interest of the Company.





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                 G.       Certification of death for the purpose of payment of
prorated awards to the estates of Participants.

VI.      AMENDMENT AND TERMINATION

                 The EICP Committee shall have the power to amend, modify, suspend or terminate any part of the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan, no such amendment or modification shall be effective without the approval of the shareholders of the Company if such shareholder approval is required to preserve the Company's federal income tax deduction for Incentive Awards paid under the Plan pursuant to the "other performance-based compensation" exception in Section 162(m)(4)(C) of the Code.

                 In the event of such amendment, modification, suspension or termination, Incentive Awards will be calculated at the end of the Plan Period in which the change occurs. These Incentive Awards will be prorated according to the date of amendment, modification, suspension or termination. Any incentive payments for performance during the balance of the Plan Period will be made in accordance with the Plan, if any, in effect during the remainder of the Plan Period.

VII.     GENERAL PROVISIONS

                 A. NO RIGHT TO EMPLOYMENT - The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, nor will it affect in any way the right of the Company to terminate such employment at any time, with or without cause. In addition, the Company may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan.

                 B. NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS - Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                 C. GOVERNING LAW - The validity, construction and effect of the Plan or any Incentive Award hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

                 D. SEVERABILITY - If any provision of the Plan or any Incentive Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan





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or any Incentive Award under any law deemed applicable by the EICP Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the EICP Committee, materially altering the purpose or intent of the Plan or the Incentive Award, such provision shall be stricken as to such jurisdiction or Incentive Award, and the remainder of the Plan or any such Incentive Award shall remain in full force and effect.

                 E. NO TRUST OR FUND CREATED - Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                 F. HEADINGS - Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

VIII.  EFFECTIVE DATE

                 The Plan is effective initially for the fiscal year ended December 31, 1994, subject to approval by the shareholders of the Company at the annual meeting of shareholders on April 19, 1994.





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